(m)(5)(i)

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED SHAREHOLDER SERVICES PLAN

for

ING EQUITY TRUST

CLASS O SHARES

ING Large Cap Value Fund

ING MidCap Opportunities Fund

ING Real Estate Fund